FINAL AGREEMENT

            JOINT VENTURE AGREEMENT BETWEEN ZERA INVESTMENTS PTE LTD
                                      AND
                        TOMI ENVIRONMENTAL SOLUTIONS INC




                                    BETWEEN

                            ZERA INVESTMENTS PTE LTD

                                      AND

                        TOMI ENVIRONMENTAL SOLUTIONS INC


WHEREAS:

THIS JOINT VENTURE AGREEMENT is entered into the 17th day of January, 2011, by and between TOMI Environmental Solutions, Inc, a corporation organized and existing under the Laws of Florida with its principal place of business at 9454 Wilshire boulevard, Suite G1, Beverly Hills, California 90212, hereinafter referred to as "TOMI-US" and ZERA INVESTMENT PTE LTD, a Singapore private Investment/Holding Company, located at 33 Ubi Avenue 3 #04-27 Vertex Singapore 408868;

     a) the parties are joint owners of TOMI Environmental Solutions-Singapore Pte. Ltd (Co.Reg.No.:201014937M) with TOMI-US being a majority partner. , TOMI Environmental Solutions-
Singapore Pte, Ltd is a Singapore incorporated private limited company, for the purpose of business hereinafter defines.

     b) TOMI is a corporation duly organized, validly existing and in good standing under The Laws of the State of Florida with corporate power to carry on its business as it is now being conducted.

     c) ZERA INVESTMENT PTE, LTD is a private limited investment/holding company duly organized, validly existing.
And in good standing under the laws of the Country of Singapore.

     d) TOMI-US is a Global Green Indoor Air Remediation Company providing equipment, technology, know how, methodologies, licenses, R&D, Marketing and advertizing materials and concepts, training programs, training and application protocols, and in good standing with the Indoor Air Quality Association, The International Ozone Association , The United States Green Building Council.

     e) ZERA Investment is a investment / holding company with the background and expertise in the Indoor environmental field and members of certain Associations within the country of Singapore. ZERA as has at its discretion varies amounts of capital that it will make available to TOMI-US along with many professional connections in the Asia-Pacific Rim for future business. ZERA declares that is possesses the resources to promote, set up meetings for the sale and use of the Services and products of TOMI technology and Methodology and is desirous of selling such services and products as authorized herein

     f) Term of this Joint Venture

This Joint Venture shall commence on execution of This Agreement by the parties and shall continue until dissolved by mutual consent of the parties or Terminated as provided for in this Agreement.

     The parties are desirous of entering into this agreement to regulate the affairs among them with regard to the Company, TOMI Environmental Solutions- Singapore Pte. Ltd and the relationship among them as parties and or shareholders. In consideration of the promises made between the parties herein and intending to be legally bound agree as follows:

1. DEFINITIONS AND INTERPRETATIONS

     1.1 In this agreement unless the context otherwise requires the following expressions shall have the meaning set out against them:

          1.1.1 "Agreed portion" means portion of the shareholders shareholdings in the issued capital of the Company as set out in clause 5.1 or such other portion as will reflect shareholders respective shareholdings from the time being in the share capital of the company
          1.1.2  "Article" means Article of Association of the Company
          1.1.3  "Board" means Board of Directors of the Company
          1.1.4  "Business" means the business of the company as
                 referred to Clause 3.
          1.1.5  Company means "TOMI Environmental Solutions -
                 Singapore Pte. Ltd." a joint venture company as
                 referred in Clause 2.
          1.1.6  "Directors" means each or all of the Members of the
                 Board as the context may require
          1.1.7  "Holding Company" has the same meaning as set out in
                 Section 5 of the Companies Act (Chapter 50)
          1.1.8	 "Parties" means the Shareholders and "Party" refers to
                 any shareholder as the case may be
          1.1.9 "Persons" means a firm, company or other a body of persons
          1.1.10 "Shareholders" means TOMI Environmental Solutions
                 Inc and ZERA Investments Pte. Ltd.
          1.1.11 "Shares" means ordinary share of One Singapore Dollar only each in the capital of the Company
          1.1.12 "Subsidiary" has the same meaning as set out in the Companies Act (Chapter 50)

     1.2 Any reference in this agreement to Parties or the Company shall include their respective representatives.

     1.3 Any reference to one gender includes the other gender and the singular includes plural and vice versa.

     1.4 The headings in this agreement are intended solely for convenience of reference and shall not be taken read or construed as essential parts of this agreement.

2. FORMATION

     2.1 The parties shall forthwith upon the execution of this agreement procure the shares in the Company in such a manner as to enable TOMI Environmental Solutions. Inc to have majority shares. The procurement of the Company's shares by the respective parties shall be as follows:

          2.1.1 TOMI Environmental Solutions, Inc....55%

          2.1.2 ZERA Private Limited ................45%

     2.2 Based on the Company's authorize and paid up capital of Singapore dollars ten thousand only (S$10,000) the parties will procure the shares in the following manner:

          2.2.1 TOMI Environmental Solutions U.S.A., Inc.......S$5,500

          2.2.2 ZERA Private Limited...........................S$4,500

     2.3 The Memorandum and Article of Association is set out at Annex A.

3. BUSINESS OF THE COMPANY

     3.1 The object of the Company is to carry on the business of

          3.1.1	Procurement and sale of environmental engineering
                products developed, introduced, presented and Licensed by TOMI Environmental Solutions, Inc, along with certain technology owned or protected under trademark laws from L-3 Communications and others for distribution in markets in the Asia-Pacific Region.

          3.1.2	Research and Development on environment and clean
                technologies.

          3.1.3	Procurement, sale and distribution, order fulfillment,
                supply chain management, logistic support of TOMI
                Environmental Solutions,, Inc's products and licensed products.

          3.1.4	Conducting and organizing training programs and
                seminars for operators, supervisors ,and management staff on environmental services and building environmental management

          3.1.5	Developing consultancy expertise in the management
                and audit of performances or standards for indoor air quality

     3.2 The business shall be conducted in the best interest of the Company based on sound commercial profit making principles so as to generate sound maintainable profits available for distribution.

     3.3 The Company may from time to time extend the nature area of its business and/or carry on such other business with the prior written approval of its Board of Directors.

     3.4 Any dealings with the Company and the Parties or any associates of such person in relation to the business shall be on normal arm's length terms negotiated between the relevant parties and no such person shall claim or be entitled to any preferential treatment in relation thereto by reason of relationship of such persons under this Agreement or any Parties in connection with the Company.

4. BOARD RESOLUTIONS

As soon as practical, the Shareholders shall procure the holding of
a Meeting of the Board   and shall thereat pass the following
resolutions:

     4.1 The appointment of the Wee Ah Kee and Michael Lim as
         Directors of the Company

     4.2 The appointment of TKS Management Services as the
         Company Secretary

     4.3 Adopting 31st December 2010 as the close of the first accounting period for the Company and 31 December each year thereafter as the closing date of the subsequent accounting period

     4.4 Appointing Overseas Chinese Banking Corporation as bankers of the Company

     4.5 Designating the registered office of the Company and

     4.6 Conducting such other business as may be agreed between the shareholders or as may be usual at a meeting of the Board

5. BOARD OF DIRECTORS

     5.1 The Board shall comprise up to five (5) Directors who shall be appointed in a manner specified in this agreement and the Articles.

     5.2 The Shareholders agree that:

          5.2.1 the right of appointment of the Directors shall include the right at any time to remove from office any such persons appointed by the Appointer and appoint another person in his place and from time to time determine the period such persons shall hold office as Director. However at no time shall TOMI Environmental
                Solutions, Inc be represented by less than three (3) board members.

          5.2.2	where one (1) person reasonably requests for the
                replacement of a Director appointed by any other
                Shareholder the other shareholder shall not unreasonably refuse to remove that Director from the Board and replace him with another Director;

          5.2.3	any appointment or removal of a Director as aforesaid
                shall be made in writing and be signed by the appointer or the duly authorized officer of the appointer and shall take effect as from the date of its receipt at the office at the Company or on the date of the appointment specified in the notice , whichever is later. Any other mode of appointment or removal of Director shall not be valid.

          5.2.4	A Director, May at any time with the written consent of
                his appointer, appoint any other person (including another Director) to be his alternate and to remove such alternate Director. All appointments and removal of alternate Directors made by any Director shall be in writing under the hand of the Director making the same and shall take effect as of the receipt at the registered office of the Company or on the date of the appointment specified in the notice whichever is later. The appointment of an alternate Director shall determine ipso facto if his appointee ceases for any reason to be a Director

     5.3 Additional Directors identified from the following areas may also be appointed to the Board provided that such Directors shall at any time be limited to five (5) :

          5.3.1	academics from tertiary institutions
          5.3.2	government officers
          5.3.3	industry partners in the environmental services industry
          5.3.4	training institutions
          5.3.5	National Trade Union Congress
          5.3.6	Representatives from relevant trade associations and/ or
          5.3.7	Building owners

     5.4 The quorum for all meetings of the Board shall be two (2) Directors with at least one of those Directors being from TOMI Environmental Solutions, Inc each present by telephonic means or personally or by his appointed alternate. For the purpose of determining whether there exist a quorum, there shall be counted in the case of a resolution agreed by the Directors in telephone communications, all such directors and, in the case of meeting of Directors , in addition to the Directors present at the meeting, any Director in telephone communication with the meeting.

     5.5 Each Director shall have one (1) vote. If the alternate Director shall be himself a Director his voting rights shall be cumulative but he shall count himself only as one (1) for the purpose of determining if a quorum is present.

     5.6 A Director shall not be prohibited from voting or being counted in a quorum at any meeting of the Board in respect of any contract or arrangement in which he is or may be interested provided he has disclosed the nature of his interest.

     5.7 A resolution to be carried by the Board must be approved by the majority of the votes cast. In case of an equality of votes, the Chairman shall have a casting vote. A resolution signed by the majority of the Directors for the time being shall be valid and effectual as if it had been a resolution passed at a meeting of the Board duly convened and held. . For the purpose of this clause 'IN WRITING "AND SIGNED" include facsimile communication.

     5.8 A meeting of the Board shall be held at least once every three
         (3) months. At least 14 working days' notice in writing of each meeting of the Board shall be given to each Director of the Company at the address from time to time provided by him to the Company for such purposes and such notice shall be accompanied by an agenda of the matters to be considered at the meeting. No decision shall be taken on any matter at a meeting of the Board unless of notice of such matter shall have been given in the manner aforesaid or waiver of such notice has been given in respect of such matters by all the members of the Board.

6. MANAGEMENT OF THE COMPANY

     6.1 The management of the Company shall be vested in the Executive Director who shall at all times be responsible and subject to the control of the Board.

     6.2 The Executive Director shall enter into a service contract with the Company. The terms and conditions of such a contract must be approved by the Board.

     6.3 The Company may also establish technical and management committees and delegate to such committees the power and authority to formulate policies, guidelines and directions for the harmonious and successful management of the Company.
         Any Committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on them by the Board.

7. CONDUCT OF THE COMPANY AFFAIRS

     7.1 The Parties shall exercise all rights available to them in relation to the Company to procure ( so far as they are able to do so) during the term of this agreement:

          7.1.1 the business of the Company and its subsidiaries consists of the Business

          7.1.2 the Parties shall be given full opportunity to examine the books and the accounts kept by the Company and its subsidiaries and are supplied with all relative information including management accounts, operating statistics, and such other trading and financial information in such form as they reasonably require to keep each of them properly informed about the business of the Company and its subsidiaries and generally to protect their interests;

          7.1.3 the Company complies with the provisions of its Memorandum and Articles of Association;

          7.1.4 the Memorandum and Articles of Association of the Company are not altered and not further articles or resolutions inconsistent with them are adopted or passed unless the Parties agree in writing;

          7.1.5 any Company which becomes a Subsidiary in the Asian -Pacific market of the Company adopts new articles of association in a form approved by the Parties in writing; The Company may not form any subsidiary outside of the Asian-Pacific market.

          7.1.6 all cheques drawn by the Company in excess of Singapore dollars ten thousand (S$10,000) are signed jointly by the Executive Director and any one of the other Directors;

          7.1.7 Board meetings of the Company and each of its subsidiaries are convened , at regular intervals, not exceeding three (3) months , by not less than fourteen
                (14) days notice in writing accompanied by an agenda specifying the business to be transacted ; and

          7.1.8 The Board determines the general policies of the Company and each of its subsidiaries (subject to the express provision of this agreement) , including the scope of their respective activities and operations and the Board reserves to itself all matters involving major and unusual decisions.

8. MATTERS REQUIRING THE CONSENT OF ALLPARTIES

     8.1 The Shareholders shall exercise available to them in relation to the Company so as to procure that neither the Company nor any of its subsidiaries without the prior written consent of all Parties:

          8.1.1 creates any fixed or floating charge , lien ( other than a lien arising by an operation of law) or other encumbrance over the whole or any part of its undertaking , property or asset, , except for the purpose of securing indebtedness to its bankers for the sums borrowed in the ordinary and proper course of the Business;

          8.1.2 makes a loan or advance of any amount or gives credit ( other than the normal trade credit) to any Persons, apart from the deposit with bankers;

          8.1.3 sells, transfers, lease, assigns or otherwise disposes of a material part of its undertaking, property or assets (or any interest in them) , or contracts to do so otherwise than in the ordinary and proper course of business ;

          8.1.4 enters into a contract , arrangement or commitment involving expenditure on capital account or the realization of capital assets if the amount or the aggregate amount of the expenditure or the realization of the company and all of its subsidiaries would exceed Singapore dollars fifty thousand (S$50,000) in one (1) year or in relation to any one project ; for the purpose of this paragraph the aggregate amount payable under an agreement for hire, hire purchase or purchase on credit sale or conditional sale terms is to be treated as capital expenditure in the year in which the agreement is entered into;

          8.1.5 appoints or dismiss a Director except in accordance with the rights conferred on the shareholders under Clause 5 to appoint and remove Directors;

          8.1.6 appoints a Committee of Directors or delegates any powers of the Directors to a Committee;

          8.1.7 takes or agrees to take a lease hold interest in or license over a land;

          8.1.8 issues any shares or creates any new shares , except as expressly permitted under this agreement or by the Company's Articles of Association;

          8.1.9 consolidates , sub divide or converts any of the Company's share capital ;

          8.1.10 issues renounceable allotment letters or permits any Person entitled to receive an allotment of the shares to nominate another Person to receive the allotment except on terms that no renunciation or nomination shall be registered unless the renouncee or Person nominated is approved by the Board;

          8.1.11 creates or acquires a subsidiary or dispose of any shares in a subsidiary;

          8.1.12 enters into partnership or profit sharing agreement;

          8.1.13 does or permit to be done any act or thing whereby the Company may be wound up ( whether voluntarily or compulsorily ) , in accordance with the terms of this agreement;

          8.1.14 issues security convertible into shares or debentures , or share warrants or options in respect of Shares;

          8.1.15 enters into a contract or transaction except in the ordinary and proper course of businesses on arm's length terms;

          8.1.16 acquires , purchase or subscribe for shares, debentures , mortgages or securities ( or any interest in any of them) in any Person;

          8.1.17 creates a contract or obligations or renews or varies the terms of an existing contract or obligation , to pay money or money's worth to any member of the
                 Company or to the Holding Company of a member or to
                 any other subsidiary of a Holding Company or to any
                 Person   as nominee of a member or a relevant Holding
                 Company or Subsidiary;

          8.1.18 holds a meeting of the Parties or purports to transact any business at a meeting unless there are present duly authorized representatives or proxies for each of the Parties.

9. FINANCE

     9.1 Subject to the Articles or the decisions of the Board , the Shareholders agree that any capital required by the Company for the Business and new projects of the Company shall be provided by :

          9.1.1 firstly , by application for grant and/ or subsidies from the relevant governmental or statutory bodies and agencies; and

          9.1.2 secondly , by credit facilities from banks and other financial institutions on the strength of the Company's assets and profitability; and

          9.1.3 thirdly, by way of loans from Parties or Shareholders in proportions which reflects their respective shareholdings in the Company at the date on which such loans are to be made; and

          9.1.4 fourthly , by the Shareholders by way of further capital contributions in proportions which reflect their respective shareholdings in the Company at the date on which such contributions are to be made.

     9.2 Save as provided in Clause 9.1 , none of the Shareholders undertakes to provide any loan or share capital to the Company nor to give any guarantee or indemnity in respect of any of the Company's liabilities or obligations.

10. DIVIDEND POLICY

     10.1 profits shall be available for distribution as dividend by the Company on a quarterly basis based on management accounting, However TOMI-US may elect to allow 25 percent of its quarterly profits to be held back for additional operating expenses within the first financial year of the commencement of Business;

     10.2 Subsequent financial years after the commencement of Business, where there are profits available in any such financial year the Parties shall procure that in the absence of agreement to the contrary, that at least twenty-five percent from ZERA and twenty-five percent (25)from TOMI-US(25) of such profits subject to a maximum of two hundred thousand Singapore dollars (S$200,000) shall be retained by the Company for the purpose of the Business. The balance of such profits available for distribution and shall be distributed by way of cash dividends by the Company.

     10.3 Any Dividend shall be distributed ten days after the close of the quarter. In deciding whether in respect of any financial year the Company has any profits available for distribution the Parties shall procure that the auditors of TOMI-US shall certify whether such profits are available or not and the amount thereof (if any) . In giving such certificate the auditors shall act as experts and not as arbitrators and their determination shall be binding on the Parties.

11. EXERCISE OF VOTING RIGHTS

     11.1 Each Shareholder shall :

          11.1.1 exercise all voting rights and powers available to it in relation to the Company so as to give full effect to the terms of this Agreement , where appropriate , the carrying into effect of the terms as if they were embodied in the memorandum and articles of association;

          11.1.2 procure that the Directors nominated by it support and implement all reasonable proposals put forward at Board and other meetings of the Company for the proper development and conduct of the Business as contemplated in this Agreement;

          11.1.3 procure that all third (3rd) parties directly or indirectly under its control refrain from acting in a manner which hinders or prevents the Company from carrying on the Business in a proper and reasonable manner; and

          11.1.4 generally use its best endeavors to promote the Business and the interest of the Company and its Subsidiaries

12. SALE AND TRANSFER OF SHARES

Save as otherwise expressly provided in this agreement , none of the Parties shall be entitled during the term of this agreement to sell, transfer, charge, encumber, grant options over or otherwise dispose of any of the Shares or any beneficial interest in any of the shares now owned or to be acquired after the date of this Agreement by it in the Company under or pursuant to this Agreement of by virtue of its shareholdings in the Company except with the prior written consent of the other parties and in compliance with the provision of the Articles unless TOMI-US is mandated by banking or regulatory rules or laws.

13. TERMINATION

     13.1 This agreement shall continue in full force and effect until the termination in accordance with the provision of this clause. Termination shall not affect any provision of this agreement expressed to have effect after such termination or any rights which any party may have against another party subsisting at the time of termination.

     13.2 Any of the parties shall be entitle to terminate this agreement forthwith by notice in writing (but not after thirty (30) days of the event in question first coming to the attention of the party entitled to give notice) if any of the events set out below shall occur. Such notice shall be served upon the party to which the event or events related and copies of such notice shall be given to all other parties to this Agreement. The effect of the notice shall be to terminate this Agreement as between the defaulting party and the remaining parties, but this Agreement shall continue in full force and effect as between such remaining parties (if more than one (1) but not otherwise. The relevant events are, if :

          13.2.1 one party shall commit any material breach of any of its/ his obligations under this Agreement and shall to remedy the breach (if capable of remedy) within forty-five (45) days after being given notice by any of the other parties to do so; or

          13.2.2 any party, being a company, shall go into liquidation whether compulsory or voluntary ( except for the purpose of a bona fide reconstruction or amalgamation with the consent of the other party or parties , such consent not to be unreasonably withheld ) or any party shall have an administrator appointed or shall have a receiver . administrative receiver or manager appointed over any part of its assets or undertaking; or

          13.2.3 any party , being an individual, shall be adjudged bankrupt or shall die or become a patient for the purpose of any statute relating to mental health ; or

          13.2.4 There shall be any change in the control of any party.

     13.3 This Agreement shall terminate in respect of any party (but shall continue with the other parties if more than one (1) but not otherwise) , if , at any time as a result of a transfer of shares made in accordance with this Agreement ( including, without limit, compliance with the provision of Clause 12 ) that party holds no shares in the capital of the company.

                               ARBITRATION

	Any controversy or claim arising out of or related to this Agreement, any addenda hereto, or any breach thereof, shall be settled by mandatory binding arbitration in accordance with the rules and procedures of the American Arbitration Association ("AAA") in California. The award for the arbitrator may be enforced by any court having proper jurisdiction thereof. The award of the arbitrator shall be final and binding upon the Parties. The costs of such arbitration (excluding the attorneys' fees and costs of each of the Parties) shall be shared equally by the Parties. To the extent permitted by the Law, the Parties hereby jointly and severally waive any and all right to trial by jury in any action or proceeding arising out of or relating to this Agreement, or the obligations hereunder. The Parties each represent to the other that his Waiver is knowingly, willingly and voluntarily given.


14. CONSEQUENCES OF NOTICE UNDER CLAUSE 13

          14.1.1 Upon the service of the notice of termination under clause 13.2.1 to 13.2.4 the person on whom it is served shall be required to sell all of its ordinary shares in the Company to the other parties hereto upon the following terms:

          14.1.2 the Directors shall appoint the auditors for the time being of the Company to certify the fair value of the shares being so offered for sale on the basis specified in Clause 14.4 ( and on the basis that their fees and expenses in so certifying shall be borne by the recipient {or as required} );

          14.1.3 Upon receipt of the auditor's certificate the Directors shall circulate a copy of it to TOMI-US who has right of first refusal, providing TOMI-US is not the breaching company. If TOMI-US refuses to accept the offering then it will offered to other parties, as agent for the Transferor ( as it hereby irrevocably authorizes ) and specifying a period ( not being less than 14 days) during which such offer must be accepted;

          14.1.4 in the case of competition for the shares being offered between the parties to whom they are being offered, the shares so offered shall be sold to acceptors in proportion ( as nearly as maybe without involving fractions or increasing the number to any shareholder beyond that applied for by him) to their existing holding of shares;

          14.1.5 upon receipt by accepting shareholders of their acceptance to purchase all or any of the shares being so offered the Transferor on the one part and the accepting shareholder on the other part shall in respect of the shares agreed to be taken up be bound to sell and buy the same respectively and completion of such sale and purchase shall take place within thirty (30) days thereof

     14.2 If there shall be insufficient acceptors of the offer made under clause 14.1 to ensure the sale of all the Transferor's share in the Company the Transferor may , within fourteen (14) days of the date upon which the said offer closed, serve a notice on all the other parties requiring each of them to sell to the Transferor or such third (3rd) party as the Transferor shall nominate all the shares in the Company at a fair value and on service of such notice the other party shall become bound to sell and the Transferor shall become bound to buy the same respectively and completion of such sale and purchase shall take place within thirty (30) days thereof.

     14.3 If the Transferor shall serve no notice under clause 14.2 by the expiration of the said period of fourteen days the parties shall refer such matter to an arbitrator.

     14.4 In certifying a fair value of the shares to be sold and purchased under this clause , the auditors are irrevocably instructed to value the shares to be bought and sold at the same proportion of the market value of the Company as a whole on that date as the relevant shareholding bears to the whole issued ordinary share capital of the Company on that date but otherwise they shall take into account all circumstances that seem them relevant, including that of the breach of any provision of this Agreement by the Transferor. In so acting , the auditors are instructed to act as expects and not as arbitrators at their decision shall ( save in respect of manifest error ) be final and binding on the parties to the sale and purchase for all purpose.

 15. EFFECTS OF TRANSFER

          15.1.1 In the case of a transfer of the shares by any of the Parties to a third (3rd) party as provided in Clauses 12 and 14 , the transfer shall , unless otherwise agreed by the other Parties, be subject to this agreement and take effect upon:

          15.1.2 the execution of a ratification by the transferee in favour of the other shareholders by which the transferee agrees to be bound by terms identical , mutatis mutandis, to the terms of this Agreement (including the terms of this clause as regards any subsequent transfer of shares) ; and

          15.1.3 the transferee taking over the financial assistance provided by the transferor to the Company

16. DEADLOCK

     16.1 If at any Board meeting, the Directors are unable to obtain consent of all the parties for any matters specified in Clause 8 and brought up at such meeting, such matters shall be referred to the Parties for their consideration.

     16.2 Where a matter is referred to the Parties and the Parties are unable for any reason whatsoever to resolve the matter within one (1) month from the date of the referral, The
          Board of Directors of TOMI US as the controlling party shall make the final decision in that matter.

     16.3

17. NON COMPETITION RESTRICTIONS

     17.1 None of the Parties shall , while it is beneficiary interested in any Shares or for a period of three (3) years , do or permit any of the following without the prior consent of the Majority Party and or Parent Company TOMI-US:

          17.1.1 either solely or jointly with or on behalf of any other person directly or indirectly carry on or be engaged or interested ( except as the holder , for investment, of securities dealt in on a recognized stock exchange) in any business competing in the Business of TOMI;

          17.1.2 solicit the custom of any person who is or has been at any times been interested in any of the Business of TOMI or its subsidiaries Shares a customer of the Business for the purpose of offering to that Person goods or services similar to or competing with those of the Business of TOMI;

          17.1.3 solicit or entice away , or endeavor to solicit or entice away , any Director or employee of the Company or of any subsidiary of the Company , but without prejudice to the right of the Parties to terminate arrangements under which any of its employee is seconded to the Company or subsidiary;

          17.1.4 cause or permit any Person directly or indirectly under its control to do any of the acts or things specified above.

     17.2 Each of the undertaking in clause 17.1 shall be treated as independent of the other undertakings so that, if one (1) or more is held to be invalid as an unreasonable restraint of trade or for any other reason, the remaining undertakings shall be valid to the extent that they are not affected.

     17.3 Whilst the undertaking in Clause 17.1 are considered by the parties to be unreasonable in all the circumstances, if one
          (1) or more is held invalid as an unreasonable restraint of trade or for any other reason but would have been held valid if part of the wording has been deleted, the period reduced or the range of activities or area dealt with reduced in scope, the undertaking shall apply with such modifications as may be necessary to make them valid.

18. PROTECTION OF NAME

None of the Parties shall, while the Company or its subsidiaries carry on the Business or during the three (3) year protected time after the dissolution of the company or its subsidiaries , use or permit the use of the name TOMI Environmental Solutions, The Ozone Man, or TOMI- Singapore, or any similar trading name.

19. NOTICES

     19.1 Any notice to be given for the purpose of this Agreement shall be given in writing and shall either be delivered personally or send by registered post or telefax to the respective addresses of the Parties set forth in this agreement or their respected registered offices at the time of such notice or at any other address which any of the Parties hereto may have notified the others in writing.

     19.2 A notice shall be deemed to have been served as follows:

          19.2.1 is personally delivered at the time of delivery

          19.2.2 if sent by registered post , at the expiration of forty eight (48) hours after the same was delivered into the custody of the postal authorities; and

          19.2.3 if sent by telefax , at the expiry of 12 hours after dispatch.

     19.3 In providing such service, it shall be sufficient to prove that personal delivery was made or that the envelope containing such notice was properly addressed and delivered into the custody of the postal authorities as a registered letter or that the telefax was properly addressed and dispatched.


     19.4 Notice to ZERA shall be sent to:
              Mr. Wee Ah Kee
              112 Springleaf Avenue, Dalla Vela
              Singapore, 8788502

          Notice to TOMI Environmental Solutions, Inc shall be sent to:
              Legal Department
              TOMI Environmental Solutions
              9454 Wilshire Blvd
              R-1
              Beverly Hills, Califormia, 90212

          With a copy to:
              Harold Paul, Esq
              2 North Brisa Fresca Drive
              Santa Fe, New Mexico.87506

20. GOVERNING LAWS AND JURISDICTION

This agreement shall be construed in accordance with the laws of Singapore. The Parties hereby submit that this agreement be governed by and construed in accordance with the laws of the State of California, in the United States of America.

21. PERFORMANCE OF ACTS

     21.1 The Parties shall do all acts and things , sign and execute, procure all other necessary persons to execute and do all such further deed assurances acts and things as may be reasonably required so that full effect may be given to the terms and conditions of this Agreement.

     21.2 The parties shall undertake with each other to do all things reasonably within their power which are necessary and desirable to give effect to the spirit and intent of this agreement.

22. ASSIGNMENT AND TRANSFER

In the event of any conflict between the provisions of this Agreement and the Articles by a court or competent jurisdiction to be invalid, void or unenforceable the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way. This Agreement shall prevail and the Parties shall wherever necessary procure the Articles to be amended to reflect the provisions of this agreement.

23. CONFIDENTIALITY

(A) All of the parties attest that they have a signed a Non-Disclosure and Non-Compete agreement (attached as exhibit B) the parties also acknowledge and agree that during the term of this agreement the parties of ZERA and its present and future representatives shall have access to and become acquainted with financial, personnel, sales, proprietary information, technical and other information regarding compilations, programs, devices, techniques, operations, plans and process that are owned by TOMI, actually or potentially used in the operation of TOMI's business, or obtained from third parties under an agreement of confidentiality, and that such information constitutes TOMI's "trade secrets".

(B) ZERA and its representatives specifically agree not to misuse, misappropriate, or disclose in writing, orally or by electronic means, any trade secrets or proprietary information directly or indirectly, to any other person or use them in any way, either during the term of this agreement or at any other time thereafter, except as is required in the course of business.

(C) ZERA and its representatives acknowledge and agree that the sale of unauthorized use of disclosure in writing, orally or by electronic means, of TOMI's trade secrets obtained by ZERA under this agreement, including information concerning TOMI's actual or potential work, TOMI's methodology, its services, or products, the facts that any such work, services, or products are planned, under consideration, or in production, as well as any description thereof, constitute unfair competition. ZERA and its representatives promise and agree not to engage in any competition with TOMI, either during the term of this agreement or at any other time thereafter for a period of three (3) years in its geographic location or any other location in the world.

     (a) ZERA and its representatives further agree that all files, records, documents, specifications, equipment, software, and similar items whether maintained in the hard copy or on-line relating to TOMI's business, whether prepared by TOMI, ZERA or others, are and shall remain exclusively the property of TOMI and that they shall not be removed from the premises of its offices or TOMI-Singapore's offices or, if kept on-line, from the computer systems of TOMI only with the express prior written consent of TOMI's Board of Directors.

ZERA and its representatives acknowledge and agree that the names and addresses of TOMI's and TOMI's Singapore's customers constitute trade secrets of TOMI and that the sale of unauthorized use or disclosure of any of TOMI's trade secrets obtained by ZERA or its representatives constitutes unfair competition.

ZERA and its representatives promise and agree not to engage in any unfair competition with TOMI. None of the parties shall divulge to any Persons ( other than those whose province is to know it or with proper authority ) or use for any purpose of the trade secrets or confidential information or any financial or trading information relating to the other parties or company or any of its subsidiaries which it acquires as a result of entering into this agreement. Each of the parties shall endeavor to prevent its employees from doing anything which, if done by a party, would be a breach of this clause. This restriction shall continue to apply after the expiration or termination of this agreement without limit in point of time but shall cease to apply to secret or information which comes into the public domain through no fault of the parties concern.

24. Ownership of Customer Records

(A) All records documented in any form i.e. digitally, electronically recorded, written or any other form that contains the accounts of customers, route books, and any other records and books relating in any manner whatsoever to the customers of TOMI, whether prepared by TOMI-
SINGAPORE personnel or otherwise, shall be the exclusive property of TOMI regardless of who actually possesses the original book or record.

(B) All such books and records shall be immediately returned to TOMI-US by TOM-Singapore on termination of this Joint Venture.

24. EXCLUSION OF PARTNERSHIP

Nothing herein shall be deemed to constitute any partnership or agency between the parties and none of the parties shall have any authority to act or assume any obligations or responsibilities on behalf of the other parties.

25. WHOLE or SOLE AGREEMENT

This agreement contains the whole agreement between the
Shareholders with respect to the subject matter hereof and
supersedes any prior expression of intention or understanding with respect to this transaction and all previous agreements, specifically the agreement between TOMI-US and TOMI-Singapore ,Dated
November 21,2010 is null and void.    The parties in respect of
such matters and each of the parties to this Agreement acknowledges that in agreeing to enter into this Agreement they have not relied on any representation or warranties except for those contained in this agreement.

26. SEVERABILITY

In the event of any provision or part thereof of this Agreement is declared by any judicial or other competent authority to be void voidable illegal or otherwise unenforceable in any respect , it shall be deemed to be deleted from this agreement and shall be of no force or effect as if such provision or part thereof had not originally been contained in this Agreement PROVIDED THAT this clause shall not apply where the provision in question or part thereof which is declared to be void voidable or illegal or otherwise unenforceable is fundamental to the performance of this Agreement and the effect of such declaration is to defeat the original intention of the Shareholders. The remaining provisions shall never less continue in full force without being impaired or invalidated in any way

27. AMENDMENTS EXTENSIONS AND WAIVERS

This Agreement shall not be varied in any respect except by instrument in writing stating the amendment or modification signed by all the parties.


IN WITNESS THEREOF this Agreement has been entered into the day and year first above written.

SIGNED BY:
DR.HALDEN S. SHANE                     )
CEO and Chairman                       )
For and on behalf of                   )
TOMI Environmental Solutions           )

SIGNED BY:
Mr. WEE AH KEE and                     )
Mr. ANDREW LEONG TZIN MIN              )
Mr. MICHAEL LIM TIONG HOE              )
For and on behalf of                   )
ZERA Investments Pte Ltd               )
(a holding company)                    )
In the presence of                     )